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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-61148) and related Prospectus of A.B. Watley Group Inc. for the registration of 2,635,415 shares of its common stock and to the incorporation by reference therein of our report dated November 22, 2000, with respect to the consolidated financial statements and schedules of A.B. Watley Group Inc. included in its Annual Report (Form 10-KSB) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

August 8, 2001